Exhibit 99.1

FOR IMMEDIATE RELEASE

SUN MICROSYSTEMS TO STRENGTHEN ITS POSITION IN THE BUSINESS

INTEGRATION MARKET WITH AGREEMENT TO ACQUIRE SEEBEYOND

FOR $387 MILLION IN CASH

Transaction Would Join Sun’s JavaTM Enterprise System and SolarisTM Operating

System with SeeBeyond Offerings

Combination to Create Ideal Partner for Customers and Systems Integrators

Focused on Service Oriented Architectures (SOA)

SANTA CLARA, CALIF. and MONROVIA CALIF. — June 28, 2005 - Sun Microsystems, Inc. (NASDAQ: SUNW) and SeeBeyond Technology Corporation (NASDAQ: SBYN) today announced that they have entered into a definitive agreement for Sun to acquire SeeBeyond. The acquisition of SeeBeyond, a leader in enterprise integration, with trailing 12 month revenues of approximately $167 million and 2,000 customers worldwide, will allow Sun to create what it believes will be the industry’s most complete offering for the development, deployment and management of enterprise applications and Service Oriented Architectures (SOA).

Under the terms of the agreement approved by both boards of directors, SeeBeyond stockholders will receive $4.25 per share in cash for each SeeBeyond share for an aggregate value of approximately $387 million, including the assumption of employee stock options.

“Building on the exciting news unveiled yesterday at JavaOneSM, today’s announcement reinforces our vision for the future of the Java platform,” said Scott McNealy, chairman and chief executive officer, Sun Microsystems, Inc. “Sun is well positioned to partner with systems integrators worldwide in serving the global market. Both they and our mutual customers are increasingly focused not only on the world of web services, but the secure integration of those business processes through service oriented architectures (SOA). This acquisition strengthens our software portfolio and opens new growth and partnering opportunities worldwide.”

McNealy continued, “Our recent acquisition activity reinforces our strategy to be a consolidator of innovations in the IT industry and underscores our commitment to heterogeneity. The next wave is about the integration of business systems and today’s acquisition of SeeBeyond signifies an early and forceful move to establish a leadership position in this space. Together, we will be able to deliver what other vendors only have in their vision papers – an ideal platform for business and systems integrators to build the next generation applications of the future.”

“Since last year, we have actively worked with Sun on joint SOA-based architectural and vertical solutions,” said Jim Demetriades, founder and chief executive officer, SeeBeyond. “The results of these efforts are already being seen through work with joint customers such as Blue Cross Blue Shield of Massachusetts, which is actively leveraging our technologies to drive dynamic cost savings and process improvement.”

“This transaction will combine the leader in Java and web services with a leader in integration, bringing to market what we believe to be the most comprehensive and productive application development platform suite available today,” adds Demetriades.

Sun continues to integrate more services into its software portfolio. The SolarisTM Operating System, which ships with all Sun software suites, is the foundation of this integrated set of services – called the Java Enterprise System. The Java Enterprise System includes: Sun Java System Application Platform Suite, Sun Java System Communication Suite, Sun Java System Identity Management Suite, Sun Java System Availability Suite and Sun Java System Web Infrastructure Suite.

The products, services and solutions currently offered by Sun and SeeBeyond are complementary with little overlap. SeeBeyond’s Integrated Composite Application Network (ICAN) Suite is a highly-integrated suite, bringing back-office integration, B2B integration, ETL Master Data Management, Business Process Management, Workflow, Business Activity Monitoring, Application Adapters, and a suite of graphical development tools for composite application creation based on web services. With

SeeBeyond, Sun will extend the Java Enterprise System platform with a sixth suite, the Sun Java System Integration Suite. When combined with the most advanced operating system on the planet, Solaris 10, this new suite will make the Java Enterprise System an even more attractive environment for businesses and system integrators to build next-generation customer solutions.

The two companies established a go-to-market partnership in October 2004 to integrate these product lines in order to deliver a more powerful environment for customers. The combination of Sun’s Java Enterprise System and SeeBeyond’s ICAN suite will result in a highly integrated and productive environment for the development of SOA-based enterprise applications.

Following completion of the proposed transaction, which is expected to occur in early Fall 2005, SeeBeyond will be integrated with Sun. In the interim, a joint team with representatives of both companies will develop integration plans that build upon the technological, product and cultural synergies as well as the best business and product development practices of both companies.

Completion of the transaction is subject to regulatory approval, SeeBeyond shareholder approval and other customary closing conditions.

The management teams of both companies will host a financial analyst and investor conference call today at 5:15 am PDT. The call can be accessed at 888-692-0418 (U.S.) or 706-643-7750 (outside U.S.) with conference call ID #7453321. The conference call will also be webcast at http://www.sun.com/investors. For those unable to listen to the live conference call, a telephone replay will be available at 800-642-1687 (U.S.) or 706-645-9291 (outside U.S.). The telephone replay will be available beginning June 28, 2005 at 7:00 a.m. PDT through July 5, 2005 at 9:00 p.m. PDT.

Safe Harbor

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the strengthening of Sun’s position in the enterprise application platform and SOA markets as a result of the acquisition, the expected growth of these markets, the anticipated product and services that Sun expects to offer its customers as a result of the acquisition, and the expected timing for closing the acquisition in early Fall 2005. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to (1) receive regulatory approval and approval from SeeBeyond’s stockholders for the acquisition, (2) successfully integrate SeeBeyond, its products and its employees into Sun and achieve expected synergies, (3) compete successfully in the highly competitive and rapidly changing marketplace for enterprise application platform and SOA products and services, and (4) retain SeeBeyond’s key employees. These and other risks are detailed from time to time in Sun’s periodic reports that are filed with the Securities and Exchange Commission, including Sun’s annual report on Form 10-K for the fiscal year ended June 30, 2004 and its quarterly reports on Form 10-Q for the fiscal quarters ended September 26, 2004, December 26, 2004 and March 27, 2005.

Additional Information and Where to Find It

SeeBeyond has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the stockholders of SeeBeyond. SeeBeyond’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and SeeBeyond. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to SeeBeyond’s Investor Relations page on its corporate website at www.seebeyond.com.

In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Sun may be deemed to be participating in the solicitation of proxies from SeeBeyond’s stockholders in favor of the approval of the acquisition. Information concerning Sun’s directors and executive officers is set forth in Sun’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on September 22, 2004, and annual report on Form 10-K filed with the SEC on September 13, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sun’s Investor Relations page on its corporate website at www.sun.com.

About SeeBeyond

With more than 15 years of software innovation and real-world experience in integrating systems across Global 2000 organizations, SeeBeyond (Nasdaq: SBYN) delivers the industry’s first integrated composite application network built on a comprehensive integration platform. The SeeBeyond(R) Integrated Composite Application Network Suite(TM) helps organizations rapidly assemble and deploy enterprise-scale end-user applications built on existing systems and infrastructure to dramatically improve business operations. SeeBeyond has more than 2,000 customers worldwide, including Blue Cross Blue Shield of Massachusetts, BHP Billiton, The Cleveland Clinic, The Dial Corporation, DuPont, Florida Power & Light, Fluor Daniel, Fujitsu, General Motors, Halliburton, Hertz Corporation, HP, Lockheed Martin, Pfizer, Samsung, Sprint and Sutter Health. For more information, please visit www.SeeBeyond.com.

About Sun Microsystems, Inc.

A singular vision — “The Network Is The Computer”[TM] — guides Sun in the development of technologies that power the world’s most important markets. Sun’s philosophy of sharing innovation and building communities is at the forefront of the next wave of computing: the Participation Age. Sun can be found in more than 100 countries and on the Web at sun.com.

Sun, Sun Microsystems, the Sun logo, Solaris, Java, and The Network Is The Computer are trademarks or registered trademarks of

Sun Microsystems, Inc. in the United States and other countries.

SeeBeyond is a registered trademark of SeeBeyond Technology Corporation in the United States and select foreign countries. SeeBeyond Integrated Composite Application Network Suite is a trademark of SeeBeyond Technology Corporation. The absence of a trademark from this list does not constitute a waiver of SeeBeyond Technology Corporation’s intellectual property rights concerning that trademark. All other brands or product names are trademarks of their respective owners.

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FOR MORE INFORMATION
Sun Media Contact: Stephanie Von Allmen 650-786-8589 stephanie.vonallmen@sun.com

Sun Industry Analyst Contact: Joanne Masters 703-623-4776 joanne.masters@sun.com

Sun Investor Contact: Jeff Boldt 650-786-0333 jeff.boldt@sun.com

SeeBeyond Media/Industry Analyst Contact: Kristi Rawlinson 214-373-1519 krawlinson@SeeBeyond.com

SeeBeyond Investor Contact: Andrea Williams 415-874-3053 awilliams@SeeBeyond.com